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                                                                    Exhibit 12.1

                               KeySpan Corporation

                    Computation of Earnings to Fixed Charges

                                      Six Months
                                        Ended      Twelve Months Ended  Twelve Months Ended
                                    June 30, 2004    December 31, 2003    December 31, 2002
                                    -------------  -------------------  -------------------
Earnings
   Net Income                          415,388            488,033              422,268
   Income Tax                          217,095            277,311              243,479
   Interest Charges                    173,155            310,379              311,209
   Portion of Rentals Representing
      Interest                           8,808             46,908               43,571
   Adjustment Related to Equity
      Investments                      (14,028)           (16,407)             (10,191)
                                       -------          ---------            ---------

   Earnings Available to Cover
      Fixed Charges                    800,418          1,106,224            1,010,336
                                       =======          =========            =========

Fixed Charges
   Interest Charges                    176,788            328,510              329,137
   Portion of Rentals Representing
      Interest                           8,808             46,908               43,571
Preference Security Dividend
                                       -------          ---------            ---------

                                       185,596            375,418              372,708
                                       =======          =========            =========
   Total Fixed Charges

Ratio of Earnings to Fixed
   Charges                                4.31               2.95                 2.71
                                       =======          =========            =========

                                    Twelve Months Ended  Twelve Months Ended  Twelve Months Ended
                                     December 31, 2001    December 31, 2000    December 31, 1999
                                    -------------------  -------------------  -------------------
Earnings
   Net Income                             284,539              329,092              269,752
   Income Tax                             210,695              217,262              136,362
   Interest Charges                       373,466              204,278              138,655
   Portion of Rentals Representing
      Interest                             50,271               43,433               23,433
   Adjustment Related to Equity
      Investments                          (5,559)               1,497               (5,979)
                                          -------              -------              -------

   Earnings Available to Cover
      Fixed Charges                       913,412              795,562              562,223
                                          =======              =======              =======

Fixed Charges
   Interest Charges                       385,507              218,017              150,515
   Portion of Rentals Representing
      Interest                             50,271               43,433               23,433
Preference Security Dividend
                                          -------              -------              -------

                                          435,778              261,450              173,948
                                          =======              =======              =======
   Total Fixed Charges

Ratio of Earnings to Fixed
   Charges                                   2.10                 3.04                 3.23
                                          =======              =======              =======





                               KeySpan Corporation

Computation of Earnings to Combined Fixed Charges and Preferred Stock Dividends

                                      Six Months
                                        Ended      Twelve Months Ended  Twelve Months Ended
                                    June 30, 2004   December 31, 2003    December 31, 2002
                                    -------------  -------------------  -------------------
Earnings
   Net Income                         415,388             488,033             422,268
   Income Tax                         217,095             277,311             243,479
   Interest Charges                   173,155             310,379             311,209
   Portion of Rentals Representing
      Interest                          8,808              46,908              43,571
   Adjustment Related to Equity
      Investments                     (14,028)            (16,407)            (10,191)
                                      -------           ---------           ---------

   Earnings Available to Cover
      Fixed Charges                   800,418           1,106,224           1,010,336
                                      =======           =========           =========

Fixed Charges
   Interest Charges                   176,788             328,510             329,137
   Portion of Rentals Representing
      Interest                          8,808              46,908              43,571
Preference Security Dividend            5,034              11,045              11,600
                                      -------           ---------           ---------

                                      190,631             386,463             384,308
                                      =======           =========           =========
   Total Fixed Charges

Ratio of Earnings to Fixed
   Charges                               4.20                2.86                2.63
                                      =======           =========           =========

                                      Twelve Months Ended  Twelve Months Ended  Twelve Months Ended
                                       December 31, 2001    December 31, 2000    December 31, 1999
                                      -------------------  -------------------  -------------------
Earnings
   Net Income                               284,539              329,092              269,752
   Income Tax                               210,695              217,262              136,362
   Interest Charges                         373,466              204,278              138,655
   Portion of Rentals Representing
      Interest                               50,271               43,433               23,433
   Adjustment Related to Equity
      Investments                            (5,559)               1,497               (5,979)
                                            -------              -------              -------

   Earnings Available to Cover
      Fixed Charges                         913,412              795,562              562,223
                                            =======              =======              =======

Fixed Charges
   Interest Charges                         385,507              218,017              150,515
   Portion of Rentals Representing
      Interest                               50,271               43,433               23,433
Preference Security Dividend                 12,069               31,229               59,917
                                            -------              -------              -------

                                            447,847              292,679              233,865
                                            =======              =======              =======
   Total Fixed Charges

Ratio of Earnings to Fixed
   Charges                                     2.04                 2.72                 2.40
                                            =======              =======              =======